Exhibit 21.1
STEWART INFORMATION SERVICES CORPORATION AND SUBSIDIARIES
As of December 31, 2023

Name	State, Territory or Country of Origin
Stewart Information Services Corporation	Delaware
9ONE5 Title, LLC	Texas
ABC Title, LLC	Texas
Advanced Support and Knowledge Services, LLC	Michigan
Advantage Title Solutions, LLC	Texas
Advantage Title Solutions, S.R.L.	Romania
API NC Holdings IV, LLC	North Carolina
API NC Holdings V, LLC	North Carolina
API NR 1 LLC	California
API NR 2 LLC	California
API NR 3 LLC	California
API NR 4 LLC	California
API PA HOLDINGS LLC	Pennsylvania
API Stewart Holdings LLC	California
Asset Preservation, Inc.	California
BCHH Escrow of Washington, LLC	Pennsylvania
BCHH Holding Company, LLC	Delaware
BCHH of the West, LLC	Pennsylvania
BCHH of Utah Title Agency, LLC	Utah
BCHH Title Agency of Arkansas, L.L.C.	Arkansas
BCHH Title Company of Alabama, LLC	Alabama
BCHH Title of Louisiana, LLC	Louisiana
BCHH Title of Texas, LLC	Texas
BCHH, LLC	Pennsylvania
Bedrock Title Company, LLC	Texas
Bison Tax Service Company, LLC	Texas
Brazos Insurance Company	Vermont
Caliber Title Agency, LLC	Ohio
Chadco Builders, Inc.	Texas
Classic Title Company, LLC	Texas
CloudVirga, Inc.	Delaware
Columbus Commercial Title Agency, LLC	Ohio
Crown Title Company of Houston, LLC	Texas
Developers Title, LLC	Ohio
Eliseco, Inc.	Michigan
EQUIMINE	California
Equity Title Agency LLC	Michigan
EverHome Title, LLC	Missouri
Factom, Inc.	Delaware
Falcon Master Holdings, LLC	Delaware

Exhibit 21.1

Name	State, Territory or Country of Origin
First Ohio Title Insurance Agency, Ltd.	Ohio
FNC Title Agency of Louisiana, LLC	Louisiana
FNC Title Agency of Utah, LLC	Utah
FNC Title Agency, LLC	Maryland
FNC Title of Alabama, LLC	Alabama
FNC Title of California	California
FNC Title Services, LLC	Maryland
Fulghum, Inc.	Texas
GESS Management, L.L.C.	Texas
GESS Real Estate Investments, L.P.	Texas
GIT Holding Company, Inc.	Illinois
GIT Settlement Services LLC	Illinois
Graystone Title Company, LLC	Texas
Great American Title of Houston, LLC	Texas
Greater Illinois Tax Deferred Exchange Corporation	Illinois
Greater Illinois Title Company, Inc.	Illinois
Hantz Title Agency, LLC	Michigan
HMH Title Company, LLC	Texas
Home Retention Services, Inc.	Texas
Informative Research	California
Informative Research Data Solutions LLC	Nevada
InterCity Capital Corporation	California
IT24 of Houston, LLC	Texas
JPM & DJM Enterprises Services Private Limited	India
Lakeside Title, LLC	Missouri
Landon Title Company, LLC	Texas
LandSafe Default, Inc.	Pennsylvania
LCH Title Company, L.C.	Texas
Memorial Title, LLC	Tennessee
Metropolitan Title & Escrow, LLC	Missouri
Midwest Home Title Agency, LLC	Ohio
Millennium Title of Texas, L.C.	Texas
National Transfer Services, LLC	Texas
New Title, LLC	Michigan
North Forest Title Services, LLC	Ohio
NotaryCam, Inc.	Delaware
NVR Title Agency, L.L.C.	Ohio
Oklahoma Land Title Services, LLC	Oklahoma
Parked Properties NY, Inc.	New York
Polaris Title Services, LLC	Ohio
Priority Title, LLC	Texas
Professional Real Estate Tax Service of North Texas, L.L.C.	Texas
Professional Real Estate Tax Service of South Texas, L.L.C.	Texas

Exhibit 21.1

Name	State, Territory or Country of Origin
Professional Real Estate Tax Service, L.L.C.	Texas
PropertyInfo Corporation	Texas
PSI-Fire, L.P.	Texas
Rainier Title, LLC	Washington
Red Oak Title, LLC	Texas
Red River Title Services, Inc.	North Dakota
RET Solutions, LLC	Ohio
Richmond Settlement Solutions, LLC	Virginia
Rocky Mountain Recording Services, LLC	Colorado
Signature Closers, LLC	Ohio
Stewart Enterprise Payment Solutions, Inc.	Texas
Stewart Financial Services, Inc.	Texas
Stewart Land Title Services, L.L.C.	Virginia
Stewart Lender Services, Inc.	Texas
Stewart Pakistan (Private) Limited	Pakistan
Stewart Properties of Tampa, Inc.	Florida
Stewart Solutions, LLC	Texas
Stewart Title & Settlement Services, Inc.	Virginia
Stewart Title & Trust of Phoenix, Inc.	Delaware
Stewart Title & Trust of Tucson	Arizona
Stewart Title and Escrow, Inc.	Virginia
Stewart Title Company	Texas
Stewart Title Europe Ltd	Malta
Stewart Title Guaranty Company	Texas
Stewart Title Guaranty de Mexico, S.A. de C.V.	Mexico
Stewart Title Holdings, Inc.	Delaware
Stewart Title Inspection Service, LLC	Nevada
Stewart Title Insurance Company	New York
Stewart Title Limited	United Kingdom
Stewart Title Malta Ltd	Malta
Stewart Title of Alabama, LLC	Alabama
Stewart Title of Albuquerque, L.L.C.	New Mexico
Stewart Title of Arkansas, LLC	Arkansas
Stewart Title of Austin, LLC	Texas
Stewart Title of California, Inc.	California
Stewart Title of Dona Ana, Inc.	New Mexico
Stewart Title of Lubbock, Inc.	Texas
Stewart Title of Oklahoma, Inc.	Oklahoma
Stewart Title of the Coastal Bend, Inc.	Texas
Stewart Title of Utah, Inc.	Utah

Exhibit 21.1

Name	State, Territory or Country of Origin
Stewart Valuation Intelligence, LLC	Kansas
Stewart Valuation Services, LLC	Delaware
Stewart-India Company, LLC	Texas
Summit Land Title, LLC	Tennessee
Sumner Title & Escrow, LLC	Tennessee
TCNM, LLC	New Mexico
Texarkana Title & Abstract Company, Inc.	Texas
Texas Guild Title, LLC	Texas
Thomas Title & Escrow, LLC	Wyoming
Timeshare Administration Group, LLC	Florida
Title First Agency, Inc.	Ohio
Treefort Technologies Incorporated	Canada
U.S. Title Company of Wichita County I, Ltd.	Texas
United Title Guaranty Agency, LLC	Alaska
US RES Holdco, LLC	Delaware
ValuGuard Solutions, LLC	Kansas
Western America Title Service, LLC	Utah
Yankton Title Company, Inc.	South Dakota